Exhibit A:  Form of Title

PROMISSORY NOTE

FOR VALUE RECEIVED, American Petroleum Products Company ("APPC") located at 1400 N. Gannon Drive, 2nd Floor, Hoffman Estates, IL 60194 in consideration of the agreements of American Group Financial, Inc. hereby jointly and severally promises to pay to the order of American Group Financial, Inc. the sum of Two Hundred Thousand Dollars ($200,000.00). The principal sum shall be paid to American Group Financial, Inc. at such time (i) after American Group Financial or American Leasing, Inc. has been paid all amounts due from APPC; and (ii) funding has been received from Cornell Capital Corporation. No interest shall accrue on this Note. Additional terms and conditions per Agreement.

This Note shall at the option of the holder hereof be immediately due and payable upon failure to make any payment due hereunder or for breach of any condition of any security interest, mortgage, pledge agreement or guaranty granted as collateral security for this Note or breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this Note or upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event this Note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within ten (10) days of due date shall be subject to a late charge of 5% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof. The holder of the Note shall be entitled to select revenue for any collection action or proceed.

Waiver of Jury Trial: You and I, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right to either of us may have a trial by jury in any litigation based upon or airing out of this note or any related instrument or agreement or any of the transactions contemplated by this note or any course of conduct, dealing, statements, whether oral or written, or actions of either of us. Neither you nor I shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either you or I except by a written instrument executed by both of us.

Applicable Law: The law of the state of Illinois will govern this Note. Any term of this note, which is contrary to applicable law, will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement. This Note is binding on the successors and assigns of each of the parties hereto.

Confession of Judgment: In addition to your remedies listed herein, I authorize any attorney to appear in a court of record and confess judgment, without process, against me, in favor of you, for any sum unpaid on this note, together with collection costs including reasonable attorney's fees.

The undersigned and all other parties to this Note, whether as endorsers, guarantors or sureties waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral granted as security for this Note.

Signed and sealed under penalty of perjury this 1st day of July 2004.

By: American Petroleum Products Company #9; #9;

By: ______________________________________________

Its President

The undersigned agrees to the terms and conditions of this note.

By: ______________________________________________

American Group Financial, Inc.

Date: ____________________________________________

PROMISSORY NOTE

FOR VALUE RECEIVED, American Petroleum Products Company ("APPC") located at 1400 N. Gannon Drive, 2nd Floor, Hoffman Estates, IL 60194 in consideration of the agreements of Richard Stiefel to cancel and terminate any and all prior written or oral agreements with APPC hereby jointly and severally promises to pay to the order of Mr. Stiefel the sum of Two Hundred Thousand Dollars ($200,000.00). The principal sum shall be paid to Mr. Stiefel at such time (i) after American Group Financial and/or Jesse Fuller has been paid all amounts due from APPC; and (ii) funding has been received from Cornell Capital Corporation. No interest shall accrue on this Note. Should the proposed equity financing from Cornell Capital Corporation not be completed or completed in a lesser amount that is currently anticipated, the Promissory Note may be paid, at the option of the Note Holder, by paying 2% of the monthly profit from American Petroleum Products Company to the Note Holder.  At the option of the Note Holder, the Promissory Note maybe in exchange for stock in American Capital Alliance, Inc., at an agreed upon conversion rate.

This Note shall at the option of the holder hereof be immediately due and payable upon failure to make any payment due hereunder or for breach of any condition of any security interest, mortgage, pledge agreement or guaranty granted as collateral security for this Note or breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this Note or upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event this Note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within ten (10) days of due date shall be subject to a late charge of 5% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof. The holder of the Note shall be entitled to select revenue for any collection action or proceed.

Waiver of Jury Trial: You and I, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right to either of us may have a trial by jury in any litigation based upon or airing out of this note or any related instrument or agreement or any of the transactions contemplated by this note or any course of conduct, dealing, statements, whether oral or written, or actions of either of us. Neither you nor I shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either you or I except by a written instrument executed by both of us.

Applicable Law: The law of the state of Illinois will govern this Note. Any term of this note, which is contrary to applicable law, will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement. This Note is binding on the successors and assigns of each of the parties hereto.

Confession of Judgment: In addition to your remedies listed herein, I authorize any attorney to appear in a court of record and confess judgment, without process, against me, in favor of you, for any sum unpaid on this note, together with collection costs including reasonable attorney's fees.

The undersigned and all other parties to this Note, whether as endorsers, guarantors or sureties waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral granted as security for this Note.

Signed and sealed under penalty of perjury this 1st day of July 2004.

By: American Petroleum Products Company #9; #9;

By: ______________________________________________

Its President

The undersigned agrees to the terms and conditions of this note.

By: ______________________________________________

Richard Stiefel

Date: ____________________________________________